CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of  American Business Holdings,Inc. (the “Company”) on Form 10-QSB for the period ending September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Syed Irfan Husain, President, Chief Executive Officer,  Chief Financial Officer, Principal Accounting Officer, and Director of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-QSB for the period ending September 30, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-QSB for the period ending September 30, 2007, fairly presents, in all material respects, the financial condition and results of operations of American Business Holdings,Inc.

Dated:  November 1,  2007

By:	/s/ Syed Irfan Husain
Syed Irfan Husain
President, Chief Executive Officer,
Chief Financial Officer, Principal Accounting Officer, and Director